Exhibit 99.1

AbioMed Announces Fiscal Second Quarter 2008 Results and Reaffirms Full Year
                     Fiscal 2008 Revenue Guidance


    --  Revenue up 5% to $11.4 million

    -- Impella 2.5 High-Risk PCI Pivotal Trial Conditionally Approved in Late Fiscal Q2 2008

    -- Customer Orders of $1.6 million for Impella 2.5 Pivotal Trial and AbioCor Not Included in Fiscal Q2 Revenue

    --  Impella Disposable Revenue up 140%


    DANVERS, Mass.--(BUSINESS WIRE)--Nov. 8, 2007--Abiomed, Inc. (NASDAQ: ABMD) today announced fiscal second quarter 2008 revenue of approximately $11.4 million, up approximately 5% compared to revenue of $10.9 million for the same period of fiscal 2007. Revenue for the six months ended September 30, 2007 was approximately $25.4 million, up approximately 6% compared to revenue of approximately $23.9 million in the first six months of fiscal 2007.

    Recent financial and operating highlights include:

    -- While there are no guarantees for a 510(k) clearance, current informal FDA feedback is that the Impella(R) 2.5 is on the substantially equivalent (SE) path, and that the device does not pose any new questions as compared to the predicate devices. Abiomed is preparing responses to the FDA questions on the 510(k) submission for the Impella 2.5.

    -- During the second quarter of fiscal 2008 compared to the second quarter of fiscal 2007, Impella disposable revenue increased 140%, AB5000 disposable revenue increased 20%, and BVS(R) 5000 disposable revenue declined 10%.

    -- Impella console revenue increased 100% and AB5000(TM) console revenue decreased 48%. The Company's iPulse(TM) combination console continues to be under regulatory review by the FDA for PMA supplement approval. The Company expects FDA supplement approval for the iPulse in the third quarter of fiscal 2008, which ends December 31, 2007; however there is no guarantee that approval will be received.

    -- Abiomed received approval in late fiscal Q2 2008 for one of its two submissions for a pivotal study with Impella 2.5. The high-risk PCI (percutaneous coronary intervention) pivotal study approval is for the Impella 2.5 at up to 150 hospitals.

    --  Customer orders of $1.6 million related to both the Impella
        2.5 pivotal trial and AbioCor were not included in revenue for the second quarter of fiscal 2008. Impella orders were deferred due to investigational review board (IRB) processes and training requirements.

    -- Abiomed is waiting for FDA approval for its Impella 2.5 acute myocardial infarction (AMI) shock pivotal trial, which is expected sometime in the quarter ending December 31, 2007; however there is no guarantee that approval will be received.

    -- The second quarter of fiscal 2008 GAAP net loss was $9.4 million, or $.29 per share, which included stock option and other stock-based compensation expense of $1.3 million, or $.04 per share. The net loss for the second quarter of fiscal 2007 was $8.7 million, or $.33 per share and included stock option and other stock-based compensation expense of $1.6 million, or $.06 per share.

    "We were pleased with the global Impella revenue growth for the summer quarter, especially in Europe. Overall, we are excited and prepared to enter the U.S. market with our strategic platforms of Impella and iPulse products when we receive FDA approvals," said Michael R. Minogue, Chairman, CEO and President of Abiomed. "We have started the Impella 2.5 pivotal trial for high-risk PCI following a very successful TCT Conference and we continue to work toward obtaining 510(k) clearance of the Impella 2.5 and approval to begin our Impella 2.5 AMI pivotal study. As we stated at the start of the fiscal year, the revenue ramp in the U.S. is dependent on regulatory approvals and would be second half loaded."

    Abiomed is reaffirming its full-year fiscal 2008 revenue growth estimate of greater than 20%, based on the Company's expected timing of U.S. clinical trials and global regulatory approvals of new products (Impella 2.5, iPulse supplement, and AbioCor supplement).

    The Company will release complete second fiscal quarter 2008 results on November 8, 2007, and host a conference call to discuss the results that day at 8:00 a.m. ET. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Daniel J. Sutherby, Chief
Financial Officer, will host the conference call.

    To listen to the call live, please tune into the webcast via http://investor.abiomed.com or dial 866-202-4367; the international number is 617-213-8845. The access code is 59616122. A replay of this conference call will be available beginning at 10 a.m. ET on November 8, 2007 through 11:59 p.m. ET on November 22, 2007. The replay phone number is 888-286-8010; the international number is 617-801-6888. The replay access code is 15308576.

    ABOUT ABIOMED

    Based in Danvers, Massachusetts, Abiomed, Inc., is a leading provider of medical devices that provide circulatory support to acute heart failure patients across the continuum of care in heart recovery. Our products are designed to enable the heart to rest, heal and recover by improving blood flow and/or performing the pumping of the heart. For additional information please visit: www.abiomed.com.

    FORWARD-LOOKING STATEMENTS

    This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, the expected timing of regulatory approvals on various products including iPulse and the Impella product lines, and future opportunities. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals for its products including iPulse and the Impella product lines, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the risk factors included in its most recently filed annual report on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.


                    Abiomed, Inc. and Subsidiaries
           Condensed Consolidated Statements of Operations
                             (Unaudited)
                (in thousands, except per share data)

                                Three Months Ended  Six Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2007     2006      2007      2006
                                --------- -------- --------- ---------
Revenue:
   Products                      $11,272  $10,867  $ 25,173  $ 23,875
   Funded research and
    development                       83       19       246        19
                                --------- -------- --------- ---------
                                  11,355   10,886    25,419    23,894
                                --------- -------- --------- ---------
Costs and expenses:
   Cost of product revenue
    excluding amortization of
    intangibles                    2,877    2,925     6,409     6,408
   Research and development        5,832    5,285    11,348    10,704
   Selling, general and
    administrative                12,257   11,046    24,699    20,438
   Arbitration decision              (26)     ---     1,206       ---
   Expensed in-process research
    and development                  ---      ---       ---       800
   Amortization of intangible
    assets                           386      504       766       870
                                --------- -------- --------- ---------
                                  21,326   19,760    44,428    39,220
                                --------- -------- --------- ---------
Loss from operations              (9,971)  (8,874)  (19,009)  (15,326)
                                --------- -------- --------- ---------
Other income:
   Investment income                 802      286     1,709       601
   Other income, net                 (68)      15       (67)      159
                                --------- -------- --------- ---------
                                     734      301     1,642       760
                                --------- -------- --------- ---------
Net loss before provision for
 income taxes                     (9,237)  (8,573)  (17,367)  (14,566)
Provision for income taxes           145      103       290       241
                                --------- -------- --------- ---------
Net loss                         $(9,382) $(8,676) $(17,657) $(14,807)
                                ========= ======== ========= =========
Basic and diluted net loss per
 share                           $ (0.29) $ (0.33) $  (0.55) $  (0.56)
Weighted average shares
 outstanding                      32,422   26,611    32,379    26,553


                    Abiomed, Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                  (in thousands, except share data)

                                                September   March 31,
                                                 30, 2007      2007
                                               -----------------------
                                                (Unaudited)
ASSETS
Current assets:
   Cash and cash equivalents                   $    59,518  $  69,646
   Short-term marketable securities                    ---      5,479
   Accounts receivable, net                          8,615     10,932
   Inventories                                      14,600      8,567
   Prepaid expenses and other current assets         1,661      1,758
                                               ------------ ----------
Total current assets                                84,394     96,382
Property and equipment, net                          7,033      5,764
Intangible assets, net                               6,989      7,329
Goodwill                                            28,396     26,708
                                               ------------ ----------
Total assets                                   $   126,812  $ 136,183
                                               ============ ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                            $     5,312  $   5,185
   Accrued expenses                                  6,582      7,017
   Deferred revenue                                    774        695
                                               ------------ ----------
Total current liabilities                           12,668     12,897
Long-term deferred tax liability                     2,458      1,191
Other long-term liabilities                            275        ---
                                               ------------ ----------
Total liabilities                                   15,401     14,088
                                               ------------ ----------
Commitments and contingencies
Stockholders' equity:
   Class B Preferred Stock, $.01 par value             ---        ---
        Authorized - 1,000,000 shares; Issued
         and outstanding - none
   Common stock, $.01 par value                        325        323
        Authorized - 100,000,000 shares;
        Issued - 32,524,030 shares at
         September 30, 2007 and 32,254,577
         shares at March 31, 2007;
        Outstanding - 32,513,011 shares at
         September 30, 2007 and 32,243,558
         shares at March 31, 2007
   Additional paid-in-capital                      298,248    292,467
   Accumulated deficit                            (189,121)  (171,189)
   Treasury stock at cost - 11,019 shares at
    September 30, 2007 and at March 31, 2007          (116)      (116)
   Accumulated other comprehensive income            2,075        610
                                               ------------ ----------
Total stockholders' equity                         111,411    122,095
                                               ------------ ----------
Total liabilities and stockholders' equity     $   126,812  $ 136,183
                                               ============ ==========

    CONTACT: Abiomed, Inc.
             Daniel J. Sutherby, 978-777-5410
             Chief Financial Officer
             ir@abiomed.com
             or
             Brodeur
             Heather Nevers, 617-587-2814
             Media Relations
             hnevers@brodeur.com